UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2005

PRESTIGE BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-32433	20-1297589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 North Broadway
Irvington, New York  10533

(Address of Principal executive offices, including  Zip Code)

(914) 524-6810

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 13, 2005, Prestige Brands, Inc., a subsidiary of Prestige Brands Holdings, Inc. (the “Company”) entered into a Storage and Handling Agreement (the “Handling Agreement”) with Warehousing Specialists, Inc. (“WHI”) and a Transportation Management Agreement (the “Transportation Agreement”) with Nationwide Logistics, Inc. (“NLI”).

The Handling Agreement provides that, for a term of thirty-six (36) months, WHI shall provide warehouse services, including without limitation, storage, handling and shipping services to the Company with respect to the Company’s full line of products.  A copy of the Handling Agreement is being filed as Exhibit 10.1 to this Form 8-K.

The Transportation Agreement provides that, for a term of thirty-six (36) months, NHI shall provide complete transportation management functions, including without limitation, freight routing, freight bill payment and auditing services, claims administration, proof of delivery procurement, report generation and automation and tariff compliance services to the Company with respect to the Company’s full line of products.  A copy of the Transportation Agreement is being filed as Exhibit 10.2 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.

/s/ Peter J. Anderson
Date: April 14, 2005	Name:	Peter J. Anderson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Storage and Handling Agreement, dated April 13, 2005, by and between Warehousing Specialists, Inc. and Prestige Brands, Inc.

10.2	Transportation Management Agreement, dated April 13, 2005, by and between Prestige Brands, Inc. and Nationwide Logistics, Inc.